                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Medical Manager Corporation on Form S-8 of our report dated February 14, 1997, except for certain information in Note 8 for which the date is April 6, 1997, on our audits of the combined financial statements of Medical Manager Corporation and Personalized Programming, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in Medical Manager Corporation's 1996 Annual Report on Form 10-K.

Tampa, Florida
August 1, 1997